EXHIBIT 99.2


  Centerpoint Shareholders Meeting Adjourned until August 18, 2003

  August 4, 2003. New York, New York. The Special Meeting of shareholders of Centerpoint Corporation, a majority-owned subsidiary of Bion Environmental Technologies, Inc. (BB:BNET), held on July 31, 2003 at 18 East 50th Street, 10th floor, New York, New York 10022, was adjourned until August 18, 2003 at 2:00 P.M. Eastern Standard Time. The meeting will reconvene at the same location. Voting will remain open until August 18, 2003.

  Bion Environmental Technologies, Inc., designs and operates advanced waste and wastewater treatment systems for large dairy and hog farms. Bion systems utilize patented biological and engineering processes to provide proven treatment solutions to the nutrient management and air emissions problems associated with these operations. The Company's web address is www.biontech.com.

  For further information, please contact:

  Craig Scott, Director of Investor Relations
  craigscott@sprynet.com
  303.843.6191

  Kathy Paradise
  kathy@biontech.com
  212.758.6622